INTERCOMPANY LOAN AGREEMENT

THIS AGREEMENT is made on June 15th, 2022

BETWEEN

1. Ilustrato Pictures International Inc., (Company No. NV20101310973), a company incorporated under the laws of Nevada and having its registered office at 26 Broadway Suite 934, New York, NY 10004, United States ("**Parent company**"); and
2. Wikisoft Corp. (Company No. NV19981215811), a company incorporated under the laws of Nevada and having its registered office at 315 Montgomery Street, San Francisco, CA 94104, United States ("**Subsidiary**").

(Parent company and Subsidiary are collectively referred to as the "**Parties**" and individually as the "**Party**").

RECITAL

WHEREAS, Parent company and Subsidiary desire to establish an intercompany loan arrangement, as described below, to provide for working capital for both companies from time to time and for any other purpose deemed necessary for the parties.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the Parties hereto agree as follows:

1. <u>Loan and Repayment</u>

1.1 Subject to the terms and conditions hereof, parties agrees to lend up to an aggregate amount of $1,000,000 ("**Maximum Principal Amount**").

1.2 Unless otherwise agreed to in writing by the Parties, the Maximum Principal Amount and any Cash Advances (as defined below) shall be loaned on an unsecured basis.

1.3 At any time and from time to time while this Agreement is in effect, parties may request to cash advance at an amount up to $100,000 and vice versa. Each amount actually advanced to under this Agreement is herein called a "Cash Advance" and shall be listed on Exhibit A hereto.

1.4 Each request made for a Cash Advance ("**Cash Advance Request**") shall be substantially in the form of Exhibit B attached hereto and delivered to party at Company's address indicated in Section 6 below, or at such other address as parties Company shall have designated by written notice. Subject to the terms and conditions contained herein, party shall, within 5 business days after receipt of a Cash Advance

Request, deliver to the other party the amount of the requested Cash Advance by check or wire transfer, in accordance with Party's instructions.

1.5 Party shall repay the Cash Advances on the terms set forth herein and such other terms as the Parties shall agree upon. Unless otherwise agreed to in writing by the Parties, the Cash Advances shall mature and become payable on the Termination Date (as defined in Section 2 below).

1.6 The unpaid principal amount advanced hereunder shall accrue simple interest from the date of each Cash Advance until payment in full at a rate equal to 1% per annum.

1.7 All outstanding principal amount advanced hereunder plus all accrued and unpaid interest thereon and all other amounts accrued under this Agreement (collectively, the "**Balance**") shall be due and payable on the Termination Date (as defined below) or upon default by the Subsidiary or Parent company. Party is in default upon any of the following:

i. failure to repay any amount outstanding and owing when due;

ii. change in control, or sale or transfer of all, or substantially all assets;

iii. filing of bankruptcy;

iv. any representation or warranty made or deemed made in or in connection with this Agreement proves to have been false or misleading in any material respect when so made or deemed made;

v. failure to perform any other covenant, condition, or agreement set forth in this Agreement; or

vi. insolvency.

1.8 Both parties may discharge the obligations it has undertaken hereby, at any time, by repaying the Balance, without penalty. Subsidiary may, without penalty, make a partial prepayment of principal plus interest in any amount at any time and may thereby reduce any required future payments hereunder.

1.9 Any payments to a party in satisfaction of obligations hereunder shall be applied first to the amount of accrued interest hereunder until such accrued interest has been paid in full, and then to any outstanding principal balance.

2. Term of Agreement

The initial term for which this Agreement shall be in effect shall expire on the first anniversary of the date hereof; provided, however, that this Agreement shall automatically be renewed for successive one year terms thereafter unless either party shall give written notice to the other party not less than 30 days prior to the expiration of any term notifying the other party that such party is terminating this Agreement upon the date on which the current term expires ("**Termination Date**").

3. Representations and Warranties of the Subsidiary

Both Parties represents and warrants that:

3.1 The Party (i) is a corporation duly organised and validly existing under the laws of United States, and (ii) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

3.2 The transactions contemplated by this Agreement (i) have been duly authorised by all requisite corporate and (ii) will not violate (a) any material provision of any law, rule or regulation, or the articles of incorporation of the Party, or (b) any order of any governmental authority.

3.3 This Agreement has been duly executed and delivered by each party and constitutes the legal, valid, and binding obligation of the Party, enforceable against it in accordance with its terms.

3.4 No action, consent or approval of, or registration or filing with or any other action by any governmental authority is or will be required in connection with this Agreement.

4. Covenant of the Subsidiary

Both Party covenants with the other Party that, so long as this Agreement shall remain in effect and until any obligation of the Parties to make Advances hereunder shall have terminated and all other sums due to the other Party under this Agreement have been paid in full, it shall furnish the other Party prompt written notice of any default or event of default, which notice shall specify the nature and extent thereof.

5. Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the laws of Nevada.

6. Amendment

No waiver of any of the terms or conditions of this Agreement shall be effective or binding unless such waiver is in writing and is signed by both of the Parties hereto, nor shall this Agreement be changed, modified, discharged or terminated other than in accordance with its terms, in whole or in part, except by a writing signed by both Parties.

7. Notices

All communications and notices relating to this Agreement are to be sent:

If to Parent Company:
26 Broadway Suite 934, New York, NY 10004, United States

If to Subsidiary:
315 Montgomery Street, San Francisco, CA 94104, United States

or to such other address as a party may designate to the other and such notices shall be deemed duly given three (3) days after mailed or upon delivery by hand or upon receipt of confirmed answer back if telephoned.

8. Interpretation

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9. Entire Agreement

This Agreement embodies the entire understanding of the Parties with respect to the subject matter hereof, and there are no further or other agreements or understandings. written or oral, in effect between the parties relating to the subject matter of this Agreement.

10. No Third Party Rights

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

11. Counterparts

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and years first above written.

PARENT COMPANY

SIGNED for and on behalf of
Ilustrato Pictures International Inc., (Company No. NV20101310973)

____
CEO Nicolas Link

SUBSIDIARY

SIGNED for and on behalf of
Wikisoft Corp. (Company No. NV19981215811)

/s/ Carsten Kjems Falk

CEO, Carsten Kjems Falk

EXHIBIT A

LIST OF CASH ADVANCES

Date of Request	**Amount of Cash Advance**	
Cash Advance on [date]	$	[Amount]
Cash Advance on [date]	$	[Amount]
Cash Advance on [date]	$	[Amount]
TOTAL:	$	[Amount]

EXHIBIT B

FORM OF CASH ADVANCE REQUEST

,

2017
To: **[NAME OF PARENT COMPANY]**
Attn:

Dear Sir:

We refer to the Inter-Company Loan Agreement dated as of [Date] (the "**Agreement**") between **[NAME OF PARENT COMPANY]** and **[NAME OF SUBSIDIARY]**. Terms defined in the Agreement have the same meanings in this Cash Advance Request.

We hereby request pursuant to the Agreement and on , 20 [date of proposed Advance] a Cash Advance of [Amount], payable by [ ] your check or [ ] wire transfer, in accordance with our instructions.

Very truly yours,

[NAME OF SUBSIDIARY]

By: ____________________

Name: ____________________
Title: ____________________